UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2012

SWINGPLANE VENTURES, INC.
Exact name of registrant as specified in its charter

Nevada	000-54571	27-2919616
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Punta Pacifica, Torres de las Americas, Piso 15, Torre A, Panama
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

220 Summit Blvd. #402 Broomfield, CO 80021
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION  1. – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement.

On October 15, 2012, Swingplane Ventures, Inc. (the “Company”) entered into an assignment agreement with Mid Americas Corp. (“Mid Americas”).  Under the terms of the assignment  agreement the Company will be assigned all of the rights under an option agreement between Mid Americas Corp and Gunter Stromber and Elsa Dorila Durate Horta  (the  “Vendors”) whereby Mid Americas has the rights to acquire 75% of  certain mining concessions in Chile (the “Option Agreement”).

Under the Option Agreement and certain amendments thereto, Mid Americas is required to pay the following payments:

 (i)           $950,000 cash payments through to October 15, 2012
(ii)           $250,000 cash payment on December 1, 2012
(iii)          $750,000 cash payment on or before June 30, 2013
(iv)          $750,000 cash payment on or before June 30, 2014
(v)           $5,000,000 cash payment to be made from net proceeds of Production.

Further, the agreement calls for Mid Americas to incur expenditures in an aggregate amount of $20,000,000 over a period of three (3) years from the Effective Date as follows:

(i)
$10,000,000 to be placed in trust with the Optionee for expenditure on the Property within 180 days October 1st (the “Effective Date”)  to be fully expended within eighteen (18) months of the Effective Date.

(ii)	$10,000,000 to be expended on or before three years from the Effective Date;

(iii)
until the Option is earned retain the services of Gunter Stromberger at a fee of $25,000 per month, which fee shall commence with the commencement of operations on the mining concessions by Mid Americas.

Mid Americas has paid the $950,000 as required under the initial agreement therefor the Company will be required to assume the December 1, 2012 payment obligation of $250,000 and all other payments thereafter.

In exchange for the assignment, the Company must undertake the following actions:

(i) issue a total of 300,000,000 shares of its common stock to Mid Americas or its directed assignees, of which a total of 10,000,000 shares of common stock to be issued to Mid Americas shall be included for registration in the registration statement defined in below;

(ii) cause the cancellation of a total of 337,500,000 of its common stock currently held by its sole officer and director;

(iii) file a registration statement  with the requisite regulatory authorities to raise  up to $10,000,000 by way of the sale of up to 40,000,000 shares of the common stock of Swingplane,  of which no less than seventy-five percent of the funds raised under such registration statement shall be used to fund the required payments under the Original Property Agreement and the Amendments thereto.

The closing of this transaction will effect a change in control of the Company.

The transaction is expected to close on or before October 31, 2012.

The Company intends to file a Super 8-K concurrent with the closing of this transaction.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Exhibit Description
10.1	Assignment Agreement between the Company and Mid Americas Corp dated October 15, 2012	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SWINGPLANE VENTURES, INC.

Dated: October 15, 2012	By:	/s/ Michel Voyer
	Name:	Michel Voyer
`	Title:	Chief Executive Officer, President, Secretary, Treasurer,Chief Financial Officer and Director